UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2007

VECTr SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52412
(Commission File Number)

20-2437159
(IRS Employer Identification No.)

252 N. Washington Street, Falls Church, VA 22046
(Address of principal executive offices and Zip Code)

800-661-7830
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.             Entry Into a Material Definitive Agreement

On June 3, 2007 we entered into an Agreement with S.G. Martin Securities LLC whereby we have retained S.G. Martin Securities LLC to serve as our non-exclusive investment banker for a term of 12 months. Pursuant to the agreement we are required to pay to S.G. Martin Securities LLC a non-refundable retainer of $5,000 and issue 50,000 common shares.

Item 3.02             Unregistered Sales of Equity Securities

On May 30, 2007, our Board of Directors granted 2,985,000 incentive stock options to an aggregate of 21 directors, officers, consultants and employees of our company. Of the aggregate total granted, 2,495,000 options were granted at an exercise price of $1.10 and the balance of 490,000 options were granted at an exercise price of $1.00. All of the options were granted pursuant to our newly adopted 2007 Stock Option Plan and vest in four installments, with the first installment of 25% vesting at the date of grant, the second installment of 25% vesting November 30, 2007, the third installment of 25% vesting May 30, 2008 and the last installment of 25% vesting November 30, 2008.

Of the 21 people to whom these options were granted, thirteen are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) who perform services for our company outside of the United States and eight are U.S. persons who perform services for our company both inside of and outside of the United States. In issuing the options granted to the thirteen non-U.S. persons, we relied on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. In grating the options issued to the eight U.S. persons, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On June 3, 2007 we issued 50,000 common shares to S.G. Martin Securities LLC pursuant to a consulting agreement dated June 3, 2007. The copy of the agreement is attached to this Current Report as Exhibit 10.1. We issued these securities to one U.S. person in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01             Other Events

On May 30, 2007, our board of directors adopted our 2007 Stock Option Plan. Under 2007 Stock Option Plan, options to acquire common shares and issuance of common shares underlying options may be made to directors, officers, consultants and employees of our company. A total of 6,000,000 common shares may be issued under 2007 Stock Option Plan.

On May 30, 2007, our board of directors adopted our 2007 Equity Compensation Plan. Under 2007 Equity Compensation Plan, directors, officers, consultants, employees of our company may receive options, restricted stock, stock appreciation rights, stock granted as a bonus or in lieu of our company’s other cash obligation, other stock-based awards or other cash payments. A total of 3,500,000 common shares may be issued under 2007 Equity Compensation Plan.

On May 30, 2007, our Board of Directors granted 2,985,000 incentive stock options to an aggregate of 21 directors, officers, consultants and employees of our company. Included in these grants are: (i) the grant of 100,000 options to each of our three directors – Rick Brown, Randle Barrington-Foote and Robert Knight – at an exercise price of $1.10, (ii) the grant of 1,500,000 options to our General Manager – Herbert Lustig – at an exercise price of $1.10, (iii) the grant of 250,000 options to our President – Robert Knight – at an exercise price of $1.10. Of the aggregate total granted, 2,495,000 options were granted at an exercise price of $1.10 and the balance of 490,000 options were granted at an exercise price of $1.00. All of the options were granted pursuant to our newly adopted 2007 Stock Option Plan and vest in four installments, with the first installment of 25% vesting at the date of grant, the second installment of 25% vesting November 30, 2007, the third installment of 25% vesting May 30, 2008 and the last installment of 25% vesting November 30, 2008.

Although the forms of stock option agreements are exhibits to the 2007 Stock Option Plan, none of the grantees has yet executed a stock option agreement with respect to these options. We anticipate that these stock option agreements will be signed over the next few weeks.

Of the 21 people to whom these options were granted, thirteen are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) who perform services for our company outside of the United States and eight are U.S. persons who perform services for our company both inside of and outside of the United States. In issuing the options granted to the thirteen non-U.S. persons, we relied on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. In grating the options issued to the eight U.S. persons, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01             Financial Statements and Exhibits

10.1	Agreement dated June 3, 2007 between our company and S.G. Martin Securities LLC

10.2	2007 Stock Option Plan

10.3	2007 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTr SYSTEMS INC.

/s/ Robert Knight
 Robert Knight
President and Director

Date: June 8, 2007